 AlTi Tiedemann Global welcomes strategic investment of up to $450m from Allianz X and Constellation Wealth Capital Investment accelerates AlTi’s strategy to become the leading global independent wealth management platform for the ultra-high-net-worth segment. Investment to be used principally to execute AlTi’s global mergers and acquisitions pipeline and organic growth strategy. NEW YORK, NY, February 22, 2024 – AlTi Global, Inc. (NASDAQ: ALTI), a leading independent global wealth and alternatives manager with approximately $68 billion in combined assets, today announced a strategic investment of up to $450 million by Allianz X and Constellation Wealth Capital (“CWC”). Allianz X, an investment arm of Allianz SE (XETRA: ALV), one of the world’s leading insurers and asset managers with more than 122 million private and corporate customers in over 70 countries, will invest up to $300 million through one of its affiliates. CWC, an investment advisory firm specializing in making investments in industry-leading wealth managers, will invest $150 million. AlTi will use the capital principally to fund its mergers and acquisitions (“M&A”) pipeline and organic growth activities. This will expand the scale and reach of AlTi’s global ultra-high-net-worth (“UHNW”) wealth management and strategic alternatives business in existing and new markets, leveraging the industry expertise and relationships of both Allianz and CWC. The partnership with Allianz offers opportunities to provide additional solutions to service both companies’ clients more holistically. Nazim Cetin, Chief Executive Officer of Allianz X, and another Allianz representative will be appointed to AlTi’s Board of Directors, and CWC will have an observer seat on the Board, upon completion of their respective investments AlTi management will hold a conference call to present the details of the transactions on February 22, 2024 at 5:00 pm, Eastern Time. Michael Tiedemann, Chief Executive Officer of AlTi Tiedemann Global, said: “This investment accelerates AlTi’s trajectory to become the leading global independent UHNW wealth management platform, with strategic and targeted expertise in alternatives. The investment further validates the power of our unique business model which combines a global multi-family office and alternatives platform.” Dr. Nazim Cetin, Chief Executive Officer of Allianz X, said: “Allianz X brings capital and skills to our portfolio companies to foster innovation, fuel growth and realize their ambitions. Our investment in AlTi demonstrates our approach as well as our conviction in wealth management and alternatives, and we believe it will unlock opportunities for scale, new revenue streams and societal impact for the Allianz Group.” Karl Heckenberg, CWC's Founder and Managing Partner, said: “This partnership represents a significant milestone in our ongoing mission to support innovation and excellence in the wealth management industry. We believe AlTi is ideally positioned to capitalize on future opportunities, in line with their impressive strategic vision.”

   Transaction Details Allianz X Investment:  $250 million through a combination of: o $110 million newly issued Class A Common Stock o $140 million newly created Series A Convertible Preferred Stock  Option to invest up to an additional $50 million in Series A Convertible Preferred Stock to be used for AlTi’s international expansion initiatives.  Warrants to purchase 5 million shares of Class A Common Stock.  The Series A Convertible Preferred Stock and Warrants will be subject to certain beneficial ownership limitations, and Allianz will be subject to certain lock-up restrictions with respect to the Class A Common Stock it acquires at closing.  Right to nominate two directors to AlTi’s board will continue so long as Allianz X holds at least 50% of the Class A Common Stock acquired at closing. CWC Investment:  $150 million in newly created Series C Convertible Preferred Stock.  An initial investment of $115 million that is expected to close by March 31, 2024, and a further $35 million that is expected to close by June 30, 2024.  Warrants to purchase 2 million shares of Class A Common Stock.  The Series C Convertible Preferred Stock and Warrants will be subject to certain voting limitations, and CWC will be subject to certain lock-up restrictions with respect to its Series C Convertible Preferred Stock. The transactions are subject to customary closing conditions, including in the case of Allianz X, receipt of certain approvals by regulatory authorities and by AlTi’s stockholders. Further details are included in the Company’s current report on Form 8-K to be filed with the Securities and Exchange Commission. Advisors Oppenheimer & Co. Inc. is acting as exclusive financial advisor to AlTi Global, Inc. and Cadwalader, Wickersham & Taft LLP is acting as its legal advisor. Ardea Partners LP is serving as exclusive financial advisor to Allianz X and Sullivan & Cromwell LLP is serving as its legal advisor. Gibson, Dunn & Crutcher LLP is acting as legal advisor to Constellation Wealth Capital. Conference Call AlTi management will host a conference call and webcast on Thursday, February 22, 2024, at 5:00 pm, Eastern Time to discuss the transaction. The conference call and supplemental materials will be available on the Events & Presentations section of the AlTi Investor Relations website. Participants are invited to access the conference call by dialing one of the following numbers:  Domestic: (877) 704-4453  International: (201) 389-0920 The webcast replay will be available after the conclusion of the call and remain on the AlTi Investor Relations website for one year following the conference call.

   About AlTi AlTi is a leading independent global wealth and alternatives manager providing entrepreneurs, multi- generational families, institutions, and emerging next-generation leaders with fiduciary capabilities as well as alternative investment strategies and advisory services. AlTi’s comprehensive offering is underscored by a commitment to impact or values-aligned investing and generating a net positive impact through its business activities. The firm currently manages or advises on approximately $68 billion in combined assets and has an expansive network with over 490 professionals across three continents. For more information, please visit us at www.Alti-global.com. About Allianz X Allianz X invests in digital frontrunners in ecosystems relevant to insurance and asset management. It has a portfolio of over 25 companies and AUM of more than 1.5 billion euros. Allianz X has counted 12 unicorns among its portfolio so far. The heart and brains behind it all are a talented team of around 40 people. As one of the pillars of the Allianz Group’s digital transformation strategy, Allianz X provides an interface between Allianz Operating Entities and the broader digital ecosystem, enabling collaborative partnerships in insurtech, fintech, and beyond. As an investor, Allianz X supports mature digital growth companies to take the next bold leap and realize their full potential. Keep up with the latest at Allianz X on Medium, LinkedIn, and X (formerly Twitter). About Allianz The Allianz Group is one of the world's leading insurers and asset managers with more than 122 million* private and corporate customers in more than 70 countries. Allianz customers benefit from a broad range of personal and corporate insurance services, ranging from property, life and health insurance to assistance services to credit insurance and global business insurance. Allianz is one of the world’s largest investors, managing around 706 billion euros** on behalf of its insurance customers. Furthermore, our asset managers PIMCO and Allianz Global Investors manage about 1.7 trillion euros** of third-party assets. Thanks to our systematic integration of ecological and social criteria in our business processes and investment decisions, we are among the leaders in the insurance industry in the Dow Jones Sustainability Index. In 2022, over 159,000 employees achieved total revenues of 152.7 billion euros and an operating profit of 14.2 billion euros for the group***. * Including non-consolidated entities with Allianz customers. ** As of September 30, 2023. *** As reported – not adjusted to reflect the application of IFRS 9 and IFRS 17. About Constellation Wealth Capital Constellation Wealth Capital is an alternative asset management platform dedicated to the wealth management sector. CWC provides flexible, long-term capital solutions, and strategic advisory support to scaled wealth management platforms. CWC leverages its deep industry experience and relationships for the benefit of its partner firms. Learn more at www.constellationwealthcapital.com. Forward-Looking Statements Certain statements made in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. Forward- looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “guidance,” “outlook“ or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements may include, but are not limited to, statements regarding the consummation of the investments, the entry into the transaction documents, our M&A pipeline and expected benefits of the investments. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including the Company’s ability to successfully consummate the investments; and obtain stockholder approval; the Company’s projected financial information, growth rate, and market opportunity; the effect of economic downturns and political and market conditions beyond the Company’s control, including a reduction in consumer discretionary spending that could adversely affect the Company’s business, financial condition, results of operations and prospects; company’s ability to grow and manage growth profitably; Company’s ability to raise financing in the future, if and when needed; the impact of applicable laws and regulations, whether in the United States, United Kingdom or other foreign countries, and any changes thereof, on the Company; the impact of the company’s dependence on leverage by certain funds, underlying investment funds and portfolio companies and related volatility; the Company’s ability to successfully compete against other companies; and the risks discussed in the Company’s Annual Report on Form 10-K filed on April 17, 2023, including under the heading “Risk Factors” and other documents of the Company filed, or to be filed, with the SEC. If any of these risks materialize or any of the company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the company presently does not know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements. Additional Information and Where to Find It The Company intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant materials in connection with the transactions and the Company’s solicitation of proxies for use at either the 2024 annual meeting of stockholders or a special meeting of common stockholders, or at any adjournment or postponement thereof, to vote in favor of approval of amendments to the Company’s amended and restated certificate of incorporation and the issuance of an amount of Class A Common Stock to Allianz equal to 20% or more of the pre- transactions issued and outstanding Class A Common Stock and Class B Common Stock, taken together and, in the case of the 2024 annual meeting of stockholders, to vote on any other matters that shall be voted upon at the Company’s 2024 annual meeting of stockholders, such as the election of directors. The proxy statement will be mailed to the stockholders of the Company as of a to-be-determined record date. Before making any voting or investment decision with respect to the transactions, investors and stockholders of the Company are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the transactions. The proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and stockholders of the

   Company may obtain free copies of the documents filed with the SEC from https://ir.alti- global.com/financial-information/sec-filings. The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies in connection with the transactions. Information about those executive officers and directors of the Company and their ownership of the Company’s common stock is set forth in the Company’s Annual Report on Form 10-K, which was filed with the SEC on April 17, 2023. Investors and security holders may obtain additional information regarding direct and indirect interests of the Company and its executive officers and directors in the transactions by reading the proxy statement and prospectus when it becomes available. Contacts AlTi Global Investor Relations: Lily Arteaga, Head of Investor Relations, investor@alti-global.com AlTi Global Media Relations: Alex Jorgensen, pro-alti@prosek.com Allianz X Media Relations: Gregor Wills, Head of PR & Communications, gregor.wills@allianz.com Constellation Wealth Capital Media Relations: Mike Geller, mgeller@prosek.com